Exhibit 99.01

KANA Software Reports Second Quarter 2007 Financial Results

MENLO PARK, Calif. July 31, 2007 – KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced financial results for the second quarter ended June 30, 2007.

KANA’s total revenues for the second quarter of 2007 were $13.4 million, up from $13.0 million in the prior quarter.

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $3.5 million, or $(0.10) per share, for the quarter ended June 30, 2007 versus GAAP net income of $566,000, or $0.02 per share, for the quarter ended June 30, 2006.

For the second quarter of 2007, KANA reported non-GAAP net loss of $2.9 million, or $(0.08) per share, as compared to non-GAAP net income of $1.7 million, or $0.05 per share, for the second quarter of 2006. KANA’s quarterly non-GAAP net income (loss) was calculated by adding back certain accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, the registration rights penalty paid in common stock, the change in fair value of warrant liability and restructuring expense to KANA’s GAAP net income (loss).

“We are encouraged by the momentum of the core business and remain committed to the goal we set at the beginning of the year to grow profitably,” said Michael Fields, CEO of KANA. “Our opportunity pipeline expanded in Q2, which reflects the growing market demand for KANA’s solutions. As we look to the second half of 2007, we continue to fine-tune our efforts: building on the strength of our products and partners, pipeline of opportunities, and the confidence that customers have in the value of KANA’s solutions.”

Recent Company Highlights:

•

KANA closed 51 license and OnDemand orders in the second quarter of 2007, up from 45 in the previous quarter. The Company continued to execute well on its strategy of cultivating cross-sell and add-on opportunities within its installed base.

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Customers purchasing KANA solutions during the second quarter included Cingular Wireless, Delta Airlines, Icelandair, ING Postbank, IFDS, Telenet, mm02, TD Ameritrade, Tiffany and Company, and Time Warner Cable.

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KANA was recognized as a Leader in Interaction-Centric CSM Software by Forrester Research in the Forrester Wave report on Customer Service Management Software, Q2 2007. KANA received the highest score for “Current Offering” – which includes product architecture & platform, product usability, customer service, internationalization, business process support, and cost of ownership.

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KANA received multiple product and innovation awards, further validating the Company’s decision to ‘backshore’ engineering and customer service – bringing them back in-house in order to raise quality and foster innovation.

o	KANA was named a Service Leader in the Web-Support Services category by CRM magazine, earning the highest scores for “Reputation for Customer Satisfaction” and “Reputation for Company Direction.”.

o	KANA earned a 2007 CRM Excellence Award from Customer Interaction Solutions® magazine for its knowledge management solutions, marking the eighth consecutive year KANA has received the award.

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Building upon a seven-year, cross-industry global strategic alliance, KANA and IBM announced the results of a joint study which found that a majority of banks, insurance companies and investment firms have underinvested in the online customer service experience. Ninety-five percent of Web sites evaluated did not provide answers to basic questions, sixty-seven percent of firms did not provide satisfactory answers via e-mail and only six percent offered the ability to escalate inquiries to e-mail or telephone channels.

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Danny Turano was promoted to SVP of Worldwide Field Operations. Mr. Turano has held leadership roles in technology companies for over 25 years. He joined KANA last September with a track record of success at pioneering CRM software companies such as Oracle, Siebel, and Scopus.

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Sham Chotai joined KANA as Senior Vice president of Engineering. In this role, Mr. Chotai will oversee product management, product development, documentation, and quality assurance for all KANA products, working closely with KANA CTO Charlie Isaacs to continue delivering innovative, market-leading customer service solutions. An industry veteran with almost twenty years of engineering and product management experience, Mr. Chotai served previously as Vice President of Engineering at KNOVA Software, Inc., now a division of Consona Corporation.

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KANA completed its acquisition of eVergance Partners, LLC, a management consulting and systems integration firm offering end-to-end consulting services for CRM optimization, knowledge management, and Web self-service deployments. Operating as an independent subsidiary of KANA, eVergance will continue to provide strategic consulting and systems integration services in several key verticals, including telecommunications, financial services, healthcare, and technology. eVergance will also provide a new set of offerings to KANA customers that complement and extend the services currently provided by KANA and its partners.

Investor Conference Call Information

KANA’s management team will host a conference call today at 4:30PM EDT (1:30PM PDT) where they will discuss the Company’s reported quarterly financial results and financial. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

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To help understand KANAs past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANAs reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANAs management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANAs business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. These non-GAAP financial measures have been reconciled to the nearest GAAP measure as required under the Securities and Exchange Commission rules.

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about market demand for multi-channel customer service solutions; KANA’s sales pipeline, growth, profitability, success and market leadership; and customers’ expected benefits and results from KANA applications, including KANA OnDemand, and the acquisition of eVergance Partners, LLC. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other Company and product names may be trademarks of their respective owners.

Investor Contacts:

Carolyn Bass, Zach Barnes

Market Street Partners

415-445-3235

kana@marketstreetpartners.com

Media Contact:

Suzanne Deppe

KANA

650-614-8369

pr@kana.com

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
License fees	$3,511	$5,942	$7,127	$8,803
Services	9,882	8,633	19,300	17,205

Total revenues	13,393	14,575	26,427	26,008

Costs and expenses:
Cost of license fees	240	761	527	1,212
Cost of services	3,668	2,426	6,736	4,713
Amortization of acquired intangible assets	24	33	39	66
Sales and marketing	6,660	5,221	12,853	8,970
Research and development	3,083	2,189	6,735	4,759
General and administrative	3,120	2,383	623	4,672
Restructuring costs	—	—	—	10

Total costs and expenses	16,795	13,013	33,513	24,402

Income (loss) from operations	(3,402)	1,562	(7,116)	1,606
Interest and other income (expense), net	(87)	(253)	(106)	(911)
Registration rights penalty	—	(695)	—	(1,032)

Income (loss) before income tax expense	(3,489)	614	(7,222)	(337)
Income tax expense	(54)	(48)	(101)	(76)

Net income (loss)	$(3,543)	$566	$(7,323)	$(413)

Basic net income (loss) per share	$(0.10)	$0.02	$(0.20)	$(0.01)

Shares used in computing basic net income (loss) per share	36,382	34,296	36,201	34,110

Diluted net income (loss) per share	$(0.10)	$0.02	$(0.20)	$(0.01)
Shares used in computing diluted net income (loss) per share	36,382	34,754	36,201	34,110

Employee stock-based compensation included in the expense line items:
Cost of services	$56	$37	$124	$91
Sales and marketing	233	123	456	313
Research and development	72	58	141	150
General and administrative	297	41	689	85

	$658	$259	$1,410	$639

Reconciliation of GAAP net loss to non-GAAP net income (loss):
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Income (loss), GAAP	$(3,543)	$566	$(7,323)	$(413)
Non-GAAP adjustments:
Employee stock-based compensation	651	259	1,410	639
Restructuring	—	—	—	10
Registration rights penalty	—	695	—	1,032
Warrant liability	—	212	—	774

Net income (loss), non-GAAP	$(2,892)	$1,732	$(5,883)	$2,042

Net income (loss) per share, non-GAAP
Basic	$(0.08)	$0.05	$(0.16)	$0.06

Diluted	$(0.08)	$0.05	$(0.16)	$0.06

Shares used in per share calculation
Basic	36,382	34,296	36,201	34,110

Diluted	36,382	34,754	36,201	34,306

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
Assets
Cash and cash equivalents	$4,474	$5,719
Restricted cash	75	74
Accounts receivable, net	9,823	8,756
Other Current Assets	2,185	1,967

Total current assets	16,557	16,516

Restricted cash, long-term	997	990
Property and equipment, net	1,537	1,221
Goodwill	12,640	8,623
Acquired intangible assets, net	2,476	15
Other assets	2,734	2,970

Total assets	$36,941	$30,335

Liabilities and Stockholders’ Deficit
Line of credit	$4,713	$—
Notes payable, current portion	2,113	327
Accounts payable	4,605	2,684
Accrued liabilities	5,775	6,880
Accrued restructuring	1,874	1,844
Deferred revenue	17,593	15,825

Total current liabilities	36,673	27,560
Deferred revenue, long-term	524	410
Accrued restructuring, long-term	3,211	4,258
Other long-term liabilities	1,457	1,239

Total liabilities	41,865	33,467

Total stockholders’ deficit	(4,924)	(3,132)

Total Liabilities and Stockholders’ Deficit	$36,941	$30,335